Exhibit g(15)

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND EACH OF THE FOLLOWING INVESTMENT COMPANIES

DATED AS OF ___________

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of February 1, 1996 (the "Custodian Agreement"):

Fund	Portfolio	Effective as of:
Fidelity Advisor Series I	Fidelity Advisor Small Cap Fund	September 6, 1998
	Fidelity Advisor Dividend Growth Fund	December 14, 1998
	Fidelity Advisor Dynamic Capital Appreciation Fund	December 14, 1998
	Fidelity Advisor Asset Allocation Fund	December 14, 1998

Fidelity Advisor Series VIII	Fidelity Advisor Diversified International Fund	December 14, 1998
	Fidelity Advisor Europe Capital Appreciation Fund	December 14, 1998
	Fidelity Advisor Global Equity Fund	December 14, 1998
	Fidelity Advisor Japan Fund	December 14, 1998
	Fidelity Advisor Latin America Fund	December 14, 1998

Fidelity Beacon Street Trust	Fidelity Tax Managed Stock Fund	October 5, 1998

Fidelity Capital Trust	Fidelity Disciplined Equity Fund	February 1, 1996

Fidelity Commonwealth Trust	Fidelity Small Cap Retirement Fund (1)	September 19, 2000

Fidelity Destiny Portfolios	Destiny I	February 1, 1996
	Destiny II	February 1, 1996

Fidelity Magellan Fund	Fidelity Magellan Fund	February 1, 1996

Fidelity Securities Fund	Fidelity Advisor Aggressive Growth Fund	October 31, 2000

Variable Insurance Products III	VIP Dynamic Capital Appreciation Portfolio	September 20, 2000

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